SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)—January 26, 2006

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Lockheed Martin Corporation’s executive officers receive annual cash compensation in the form of base salary and annual incentive compensation. They also receive long-term compensation – which may include stock options, restricted stock units, restricted stock awards, or long term performance awards, each of which may be subject to performance-based and time-based vesting requirements. None of the Corporation’s executive officers have employment agreements. All executive officers are at will employees and serve at the pleasure of the Board of Directors.

The Management Development and Compensation Committee and the Stock Option Subcommittee (together the “Committee”) of the Board of Directors oversees and reviews the Corporation’s executive compensation policies and programs and approves the form and amount of compensation to be paid to executive officers. The Committee is independent and consists entirely of Board members who are neither officers nor employees of Lockheed Martin or its subsidiaries.

Base Salary.  The Committee evaluates each individual executive’s base salary by reference to the median for base salary of comparable executive positions from a group of 25 publicly held companies (referred to as our “Comparator Group”) of a size, complexity and quality similar to that of the Corporation. The Committee has discretion to set an individual executive’s actual base salary above or below the median of the Comparator Group.

The Committee historically had evaluated the base salaries of the Corporation’s executive officers in September of each year. In September of 2005, the Committee determined to review base salaries in the first quarter of each year to coincide with annual incentive compensation awards. As a result of the Committee’s review, the base salary for each named executive officer of the Corporation will increase effective as of February 27, 2006, as detailed in Exhibit 99.1

Annual Incentive Compensation.  The Management Incentive Compensation Plan (“MICP”) provides an opportunity for executives to earn additional cash compensation based on the Committee’s assessment of performance measured against individual and organizational goals. Participation in the MICP is granted, in the Committee’s discretion, to key employees who are positioned to contribute significantly to the success of the Corporation. The Committee also considers subjective criteria, such as the accomplishment of pre-established individual performance goals and contributions to operational performance, as well as the individual’s implementation and adherence to our policy on ethics and standards of conduct, customer satisfaction, teamwork, and retention and development of key personnel.

Each of the named executive officers is assigned a targeted percentage (ranging from 65 percent to 125 percent) of base salary determined by the level of importance and responsibility of the participant’s position in the Corporation. The target percentages are in a range that is comparable to annual incentive targets for similar positions in the Comparator Group. The amount of incentive compensation generated by the target percentage is adjusted upwards or downwards after assessment of corporate performance, as well as an individual’s contribution to that performance. Following adjustment for organizational and individual performance ratings, the bonuses payable under the MICP to participants can range from 0 to 195 percent of the targeted percentage.

Corporate performance is assessed based on a comparison to the Corporation’s long-range plan, as established at the end of the prior year and other standard measures of financial performance such as orders, sales, earnings, cash generation and return on invested capital. Contract performance, percentage of contract award fees earned, rate and dollar value of new business won, backlog,

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achievement of cost savings under the LM21 Program, level of profit margin and inter-company sales and earnings may be taken into account. Non-financial performance factors such as mission success, workplace safety and health, workforce diversity and strategic initiatives also are considered. Management’s assessment of performance relative to identified criteria is reviewed with the Committee. Selection of criteria and weighting of the various criteria in determining adjustments is within the discretion of the Committee.

The Committee approved the payment of cash incentive bonuses under the MICP to the named executive officers of the Corporation for the year ended December 31, 2005 in the amounts set forth on Exhibit 99.1. Executives may elect to defer all or a portion of their bonus awards and invest in stock units that track the performance of the Corporation’s common stock, or in an interest-bearing investment option, under the Corporation’s Deferred Management Incentive Compensation Plan.

Long-Term Compensation.  For 2006, following a review of recent trends in executive compensation, the Committee decided to change the long-term incentive compensation program, so that executive officers and selected key employees would receive a combination of stock options, restricted stock units (“RSUs”) and long-term incentive performance (“LTIP”) awards. Historically, stock options had served as the primary vehicle for equity grants to key employees under the Corporation’s Amended and Restated 2003 Incentive Performance Award Plan, and a limited number of corporate officers were eligible for LTIP awards. The value of each component of long-term compensation generally is based on an assigned economic value for the position and is expressed as multiple of base salary. RSUs were added as a new component of long-term compensation, and the relative weighting of stock options was reduced, for the 2006 awards. In deciding to rely less heavily on stock options, the Committee considered changes in accounting rules that require that stock options be expensed as of January 1, 2006, compensation trends at other companies, and the fact that stock options are comparatively more dilutive to earnings than RSUs. The Committee approved the grant of stock options, RSUs and LTIP target awards to the named executive officers for 2006 in the amounts set forth on Exhibit 99.1.

Stock options were awarded to named executive officers and other key personnel for 2006. Stock options have an exercise price equal to the closing market price of our common stock on the date of grant and are subject to a three-year vesting schedule.

RSUs are payable in shares of the Corporation’s stock on the third anniversary of the grant, except in the case of termination due to death, disability, layoff, retirement, divestiture or change of control. Grants to the named executives and a limited number of other executives contain a performance goal with a one-year measurement period. For the 2006 RSU awards, the Committee will compare the value of a recipient’s RSUs on the day of grant to a performance goal determined based on a specified percentage (0.40% for the CEO and 0.04% for other executives) of the Corporation’s cash flow calculated per the terms of the RSU award agreement. To the extent that the value of the RSUs on the date of grant exceeds the performance goal, the participant will forfeit a number of RSUs equal to the value of the performance shortfall. A more complete description of the RSU award terms is set forth in the form of RSU award agreement for named executive officers filed as Exhibit 99.2. The 2006 RSU award to Robert J. Stevens, the Corporation’s Chairman, President and Chief Executive Officer, includes extended vesting terms for a portion of the RSUs awarded for retention purposes. Mr. Stevens’ award agreement is filed as Exhibit 99.3.

Under the Long-Term Incentive Performance (“LTIP”) Award program, the Committee has discretion to determine a dollar target amount (the “Target Award”) for each recipient. At the end of a specified performance period, the actual cash award a participant would be eligible to receive may be larger or smaller than the Target Award, or no award at all, depending on whether performance goals are attained over the measurement period.

Award payments may range from 0 percent to 200 percent of the Target Award. To the extent any payment is made at the end of the performance period, 50 percent is payable in cash and 50 percent is deferred automatically as stock units that track the performance of the Corporation’s common stock for a period of two years. The allocation between the percent paid in cash and the percent deferred may be adjusted to satisfy plan limitations.

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In the past, LTIP award payouts were based on the Corporation’s total stockholder return relative to the total stockholder return of companies that comprise the S&P 500 over a three-year performance period. Based on the Corporation’s relative total stockholder return to the S&P 500, over the 2003-2005 performance cycle applicable to the 2003 Target Awards, the Committee determined that the performance criteria were not met, and no LTIP awards were paid.

For the 2006 Target Awards, an individual’s award at the end of the three-year performance period (2006-2008) will be based on the Corporation’s performance as measured against both external and internal performance factors. External performance will be measured by comparing the Corporation’s total stockholder return to the companies that comprise the S&P Industrials Index as reported by Bloomberg L.P. The internal performance factor will be weighted on a 50-50% basis to take into account the change in the Corporation’s return on invested capital (“ROIC”) and the Corporation’s cash from operations during the performance cycle, in each case, per the terms of the award agreement. The 2006 Target Awards for the named executive officers are set forth on Exhibit 99.1. A more complete description of the 2006 LTIP award terms is set forth in the form of LTIP award agreement for named executive officers filed as Exhibit 99.4.

Both the RSU and LTIP awards to the named executive officers are intended to meet the requirements of Section 162(m) of the Internal Revenue Code with the result that the amounts paid would not be subject to the $1 million cap on the Corporation’s federal income tax deduction for compensation paid to each of the top five most highly-compensated executives. The stock option grants also are intended to meet the requirements of Section 162(m).

The Corporation intends to provide additional information regarding other compensation awarded to the named executive officers in respect of and during the year ended December 31, 2005 in the proxy statement for its 2006 annual meeting of stockholders, which is expected to be filed with the SEC in March 2006. In addition to the awards to named executive officers described in this report, other executive officers and key employees of the Corporation were eligible to participate in and received cash incentive bonuses, stock options, RSUs and LTIP target awards in amounts determined by the Committee under the MICP and 2003 Incentive Performance Award Plan.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Salary and Incentive Compensation Information for Named Executive Officers

99.2	Form of Restricted Stock Unit Agreement

99.3	Restricted Stock Unit Agreement for Robert J. Stevens, dated February 1, 2006

99.4	Form of Long-Term Incentive Performance Award Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/s/ David A. Dedman
David A. Dedman Associate General Counsel

February 1, 2006

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